Exhibit 99.1

Orbital Energy Group Reports Second Quarter 2020
Financial Results

Continues Building Diversified Energy Infrastructure Services Platform as Operating Conditions Improve and Customer Activity Increases Since Onset of COVID-19

HOUSTON, August 18, 2020 -- Orbital Energy Group, Inc. (Nasdaq: OEG) (“Orbital Energy” or the “Company”) today reported unaudited financial results for the three and six months ended June 30, 2020.

Financial and Operating Highlights:

●	Reported total revenues of $7.8 million for the second quarter of 2020, compared to $6.3 million for the second quarter of 2019, an increase of 24%;

●

Gross profit was $1.0 million for the second quarter of 2020, compared to $1.7 million for the second quarter of 2019, the decline mainly due to late-stage start-up costs at the Company's Orbital Power Services group and COVID-19 related business impacts; it is expected to improve throughout the remainder of 2020;

●	Gross margin was 13.4% for the second quarter of 2020, compared to 27.5% for the second quarter of 2019, respectively;

●

Operating loss was $7.2 million for the second quarter of 2020, compared to $3.2 million in the prior year period, mainly due to higher SG&A associated with Orbital Power Services start-up costs and the addition of Reach Construction Group (“Reach”) during the quarter;

●	Recorded an impairment charge of $3.5 million related to its equity method investment in Virtual Power Systems ("VPS") during the quarter;

●	Held Cash and cash equivalents of $4.4 million and Restricted cash of $3.6 million as of June 30, 2020;

●	Total backlog was $46.4 million at June 30, 2020, up from $9.5 million at March 31, 2020, reflecting inclusion of Reach contractual backlog and growth of Orbital Power Services;

●	Completed the acquisition of Reach, an engineering, procurement and construction (“EPC”) company with expertise in the utility scale solar renewable energy industry; and

●	Consummated the Company’s name change to Orbital Energy Group, Inc., listed for trading under ticker symbol ‘OEG’ as of May 11, 2020.

Commentary

“We continued our transformation into a diversified energy infrastructure services company during the second quarter despite a challenging global environment,” said Jim O'Neil, vice chairman and CEO of Orbital Energy. “Specifically, we finalized our platform acquisition of Reach Construction Group, marking our entry into the rapidly growing solar and renewable energy market. While entering this new industry segment, we also continued to expand our Orbital Gas Systems operations into the field of biomethane and renewable energy production. Simultaneously, we remained focused on developing our new Orbital Power Services division, which provides electric transmission and distribution services. Following the acquisition of Reach and concurrent with these other actions, we implemented our corporate name change to Orbital Energy Group, which we believe reflects our strategic repositioning and progress in becoming an energy services infrastructure provider.”

Mr. O’Neil continued, “Towards the end of the quarter, we began to see a resurgence of customer activity, reflecting the reopening of the U.S. and U.K. economies and decreasing impact of COVID-19, as many businesses have quickly adapted to this new environment. As a result, many previously delayed customer projects have started to resume. We are very encouraged by this recent uptick in customer activity, both in our North America and U.K. operations. Despite the near-term difficulties we’ve faced during this pandemic, we continue to see the long-term benefits from the acquisition of Reach Construction and expect it to add substantial revenues and positive net earnings to Orbital Energy Group. As operating conditions continue to steadily improve, we have the assets in place to capitalize on this momentum and deliver long-term value to our shareholders as we continue to build a diversified energy infrastructure services platform for growth.”

Conference Call

Management will host a conference call today, August 18, 2020 at 5:00 PM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 5143757. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the 'Events & Presentations' page of the Orbital Energy Investor Relations website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until September 3, 2020. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 5143757. An archived copy of the webcast and slide presentation will also be available on the 'Events & Presentations' page of the Orbital Energy Investor Relations website.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG), formerly known as CUI Global, Inc., is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy’s group of businesses includes: Orbital Gas Systems, Inc., Orbital Power Services and Orbital Solar Services. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets. Orbital Solar Services provides engineering, procurement and construction (“EPC”) expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information regarding these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
orbital@kcsa.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2020	2019

Assets:
Current Assets:
Cash and cash equivalents	$4,370	$23,351
Restricted cash - current	2,551	—
Trade accounts receivable, net of allowance of $47 and $47 at June 30, 2020 and December 31, 2019, respectively	10,783	5,290
Retainage receivable	1,278	5
Inventories	1,071	1,631
Contract assets	1,765	2,309
Note receivable, current portion	44	—
Convertible note receivable	260	—
Prepaid expenses and other current assets	3,180	2,215
Assets held for sale - current	8,245	6,893
Total current assets	33,547	41,694

Property and equipment, less accumulated depreciation of $1,718 and $1,441 at June 30, 2020 and December 31, 2019, respectively	5,643	4,454
Investment in VPS - equity method	58	4,865
Right of use assets - Operating leases	6,898	5,524
Goodwill	7,006	—
Other intangible assets, less accumulated amortization of $12,166 and $11,191 at June 30, 2020 and December 31, 2019, respectively	16,102	4,298
Restricted cash	1,027	—
Note receivable	3,351	3,253
Deposits and other assets	1,111	70
Total assets	$74,743	$64,158

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$15,258	$2,904
Notes payable, current	1,528	473
Line of credit	550	—
Operating lease obligations - current portion	1,582	821
Accrued expenses	2,946	5,159
Contract liabilities	6,616	1,668
Liabilities held for sale, current	4,192	4,970
Total current liabilities	32,672	15,995
Notes payable, less current portion	7,822	—
Operating lease obligations, less current portion	5,348	4,852
Contingent consideration	720	—
Other long-term liabilities	162	194
Total liabilities	46,724	21,041

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at June 30, 2020 or December 31, 2019	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 30,773,748 shares issued and 30,420,685 shares outstanding at June 30, 2020 and 28,736,436 shares issued and 28,383,373 shares outstanding at December 31, 2019	31	29
Additional paid-in capital	171,341	170,106
Treasury stock at cost; 353,063 shares held at June 30, 2020 and December 31, 2019	(413)	(413)
Accumulated deficit	(138,940)	(122,234)
Accumulated other comprehensive loss	(4,000)	(4,371)
Total stockholders' equity	28,019	43,117
Total liabilities and stockholders' equity	$74,743	$64,158

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Six Months
(in thousands, except share and per share amounts)	Ended June 30,		Ended June 30,
	2020	2019	2020	2019

Revenues	$7,775	$6,261	$13,463	$11,720

Cost of revenues	6,731	4,540	11,860	8,812

Gross profit	1,044	1,721	1,603	2,908

Operating expenses:
Selling, general and administrative expense	6,787	4,463	13,979	9,298
Depreciation and amortization	1,424	384	1,831	790
Research and development	28	51	45	103
Provision for (credit to) for bad debt	2	61	8	128
Other operating (income) expense	—	—	—	(2)

Total operating expenses	8,241	4,959	15,863	10,317

Continuing loss from operations	(7,197)	(3,238)	(14,260)	(7,409)

Other (expense) income	234	(353)	(798)	(105)
Interest expense	(125)	(22)	(136)	(31)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(7,088)	(3,613)	(15,194)	(7,545)
Net loss of affiliate	(4,360)	(356)	(4,806)	(356)
Loss from continuing operations before taxes	(11,448)	(3,969)	(20,000)	(7,901)

Income tax benefit	(1,550)	(280)	(3,150)	(454)

Loss from continuing operations, net of income taxes	(9,898)	(3,689)	(16,850)	(7,447)

Discontinued operations
Income from operations of discontinued power and electromechanical components businesses	595	1,313	109	2,289
Income tax (benefit) expense	22	(111)	(35)	110
(Loss) income from discontinued operations, net of income taxes	573	1,424	144	2,179

Net loss	$(9,325)	$(2,265)	$(16,706)	$(5,268)

Basic and diluted weighted average common shares outstanding	30,424,896	28,634,766	29,422,813	28,609,324

Loss from continuing operations per common share - basic and diluted	$(0.33)	$(0.13)	$(0.57)	$(0.26)

(Loss) income from discontinued operations - basic and diluted	$0.02	$0.05	$0.00	$0.08

Loss per common share - basic and diluted	$(0.31)	$(0.08)	$(0.57)	$(0.18)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months
(in thousands)	Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,706)	$(5,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	365	462
Amortization of intangibles	1,670	907
Amortization of note receivable discount	(142)	—
Stock issued and stock to be issued for compensation, royalties and services	7	111
Non-cash loss on equity method investment in VPS	4,806	356
Non-cash fair value gain on equity method investment purchase	—	(629)
Provision for bad debt expense	8	138
Deferred income taxes	(1,594)	(289)
Inventory reserve	(17)	189
Non-cash unrealized foreign currency losses	1,141	159
Gain on disposal of assets	—	(2)
Change in operating assets and liabilities, net of effects of acquisition:
Trade accounts receivable	749	(68)
Retainage receivable	557	—
Inventories	(792)	(972)
Contract assets	1,786	(1,159)
Prepaid expenses and other current assets	304	381
Right of use assets - Operating leases	(283)	467
Deposits and other assets	(991)	21
Accounts payable	(617)	2,001
Operating lease liabilities	182	(429)
Accrued expenses	(1,212)	(325)
Refund liabilities	—	(253)
Contract liabilities	1,804	(121)
NET CASH USED IN OPERATING ACTIVITIES	(8,975)	(4,323)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash received	(2,980)	—
Purchases of property and equipment	(1,391)	(233)
Payment from working capital adjustment on Power group disposition	(2,804)	—
Proceeds from sale of property and equipment	—	2
Cash paid for other intangible assets	(5)	(196)
Cash paid for convertible notes receivable	(260)	—
Cash paid for equity-method investment	(129)	(1,021)
Proceeds from Notes receivable	—	313
NET CASH USED IN INVESTING ACTIVITIES	(7,569)	(1,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	—	6,842
Payments on overdraft facility	—	(8,208)
Proceeds from line of credit	100	17,189
Payments on line of credit	—	(11,718)
Payments on financing lease obligations	(2)	(2)
Proceeds from notes payable	1,924	—
Payments on notes payable	(846)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,176	4,103

Effect of exchange rate changes on cash	(35)	11
Net decrease in cash, cash equivalents and restricted cash	(15,403)	(1,344)
Cash, cash equivalents and restricted cash at beginning of period	23,351	4,502

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$7,948	$3,158

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited, CUI-Canada and Reach Construction as well as non-cash expenses associated with impairments, Gains on sale of businesses, non-cash gains and losses related to the Company's equity method investment in VPS and stock and stock options for compensation, royalties and services during the period.

(in thousands)	For the Three Months En		For the Six months Ended
(Unaudited)	June 30		June 30
	2020	2019	2020	2019
EBITDA:
Net loss	$(9,325)	$(2,265)	(16,706)	(5,268)
Plus Interest expense	125	118	136	203
Plus: (Benefit) provision for taxes	(1,528)	(391)	(3,185)	(344)
Plus: Depreciation and amortization	1,549	624	2,035	1,369
EBITDA	$(9,179)	$(1,914)	(17,720)	(4,040)

Adjusted EBITDA:
Plus: Bad debt	2	31	8	118
Plus: Stock and stock to be issued for compensation, royalties and services	4	60	7	111
Minus: Pretax gain on assets contributed as part of the purchase of VPS	—	(629)	—	(629)
Plus: Non-cash loss on equity method investment in VPS	4,360	356	4,806	356
Adjusted EBITDA	$(4,813)	$(2,096)	(12,899)	(4,084)

Adjusted net income (loss):

Net loss	$(9,325)	$(2,265)	(16,706)	(5,268)
Amortization expense of Orbital, CUI-Canada and Reach Construction acquisition intangibles	1,305	297	1,556	597
Plus: Stock and stock to be issued for compensation, royalties and services	4	60	7	111
Minus: Pretax gain on assets contributed as part of the purchase of VPS	—	(629)	—	(629)
Plus: Non-cash loss on equity method investment in VPS	4,360	356	4,806	356
Adjusted net loss	$(3,656)	$(2,181)	(10,337)	(4,833)